KURT D. SALIGER, C.P.A.
                           Certified Public Accountant




August 6, 1999


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

         We were previously principal accountants for SaleOutlet.Com (formerly Austin Underground, Inc.) and on April 20, 1999, we reported on the financial statements of SaleOutlet.Com as of and for the year ended December 31, 1998. On July 3, 1999, we were replaced as principal accountants for SaleOutlet.Com. There have been no disagreements with SaleOutlet.Com on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

                                                   Very truly yours,


                                                   /s/Kurt D. Saliger
                                                   ------------------
                                                   Kurt D. Saliger
                                                   Certified Public Account



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